CONSENT OF INDEPENDENT AUDITORS

Smith Barney Fundamental Value Fund Inc.

We consent to the use in Post-Effective Amendment No.
30 to Registration Statement No. 2-71469 of our report dated November 3, 1997, appearing in the Annual Report to Shareholders for the year ended September 30, 1997, incorporated by reference in the Statement of Additional Information, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration
Statement.



DELOITTE & TOUCHE LLP
New York, New York
January 23, 1998